SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: April 1, 2003

                           INNOVATIVE MEDICAL SERVICES

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             (Exact name of registrant as specified in its charter)

                      California                      33-0530289
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           (State or other jurisdiction   (I.R.S. Employer Identification No.)
         of incorporation or organization)


                 1725 Gillespie Way, El Cajon, California 92020
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               (Address of principal executive offices)(Zip Code)

                                 (619) 596 8600
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              (Registrant's telephone number, including area code)



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Item 9. Regulation FD

The following information is being provided to shareholders and all interested parties in conjunction with development and execution of Innovative Medical Services' finance strategy, including business development growth plans and capitalization.

Assuming we are successful in executing a strategy to further capitalize our operation and accelerate our business plan, we are projecting approximately $12,000,000 in revenues and $350,000 in net income for the 12 month period beginning April 1, 2003. In addition, we expect that the Company will be operationally profitable in November 2003.

We expect this revenue growth and resulting profitability due to additional sales growth in our Axenohl and Innovex bioscience division, in our water treatment division and our current cross license arrangement with Nickel, Ltd. to sell consumer and industrial products.

This 8-K filing includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

INNOVATIVE MEDICAL SERVICES

(Registrant)

By /s/   Michael L. Krall
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         Michael L. Krall,   President
         April 1, 2003